SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 8, 2019

KONA GRILL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34082	20-0216690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15059 N. Scottsdale Road, Suite M-300 Scottsdale, Arizona 85254
(Address of principal executive offices) (Zip Code)

(480) 922-8100
(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On January 8, 2019, Steven Schussler resigned as Co-Chief Executive Officer and as a director of Kona Grill, Inc. (the “Company”). Marcus Jundt will continue to serve as Chief Executive Officer of the Company.

On January 9, 2019, the Company entered into Amendment No. 1 to Amended and Restated Employment Agreement with Berke Bakay, the Company’s Executive Chairman (the “Amendment”). The Amendment amends and restates the Amended and Restated Employment Agreement to reduce Mr. Bakay’s annual compensation to $1.00 effective January 1, 2019.

The Company’s Board of Directors also reduced the annual Board cash retainer for each non-employee director from $30,000 to $1.00 effective January 1, 2019.   The Company’s Board of Directors also reduced the annual cash retainer for the Chairperson of the Audit Committee from $10,000 to $1.00 effective January 1, 2019 and reduced the annual cash retainer for the Chairperson of the Compensation Committee from $3,000 to $1.00 effective January 1, 2019.

Item 7.01.       Regulation FD Disclosure

On January 10, 2019, the Company issued a press release announcing Marcus Jundt’s assuming full Chief Executive Officer responsibilities and Steven Schussler’s resignation as Co-Chief Executive Officer and as a director. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Amended and Restated Employment Agreement effective January 1, 2019 by and between Kona Grill, Inc. and Berke Bakay

99.1	Press Release, dated January 10, 2019 titled “Kona Grill Announces Marcus Jundt Assumes Full CEO Responsibilities”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2019	KONA GRILL, INC.

	By:	/s/ Christi Hing
Christi Hing
Chief Financial Officer